Exhibit 99.1

FOR IMMEDIATE RELEASE

FedEx Corp. Reports Fourth Quarter Earnings

Diluted Earnings Per Share Up 7% Excluding Charges

MEMPHIS, Tenn., June 19, 2013 … FedEx Corp. (NYSE: FDX) today reported earnings of $2.13 per diluted share for the fourth quarter ended May 31. This excludes a $0.98 per diluted share business realignment program charge and a previously announced $0.20 per diluted share noncash aircraft impairment charge at FedEx Express. Including these charges, fourth quarter earnings were $0.95 per diluted share.

Last year’s fourth quarter earnings were $1.99 per diluted share, excluding a $0.26 per diluted share noncash aircraft impairment charge at FedEx Express. Including last year’s charge, earnings were $1.73 per diluted share.

“FedEx Ground posted another strong year and FedEx Freight margins continued to improve,” said Frederick W. Smith, FedEx Corp. chairman, president and chief executive officer. “These positive developments did not fully offset tepid economic growth and customer preference for less costly international shipping services. FedEx Express results improved in the fourth quarter, and while near-term challenges remain, we are confident we are positioning FedEx for profitable, long-term growth.”

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Fourth Quarter Results

FedEx Corp. reported the following consolidated results for the fourth quarter:

	Fiscal 2013		Fiscal 2012
	Adjusted (non-GAAP)	As Reported (GAAP)	Adjusted (non-GAAP)	As Reported (GAAP)
Revenue	$11.4 billion	$11.4 billion	$11.0 billion	$11.0 billion
Operating Income	$1.10 billion	$502 million	$990 million	$856 million
Operating Margin	9.6%	4.4%	9.0%	7.8%
Net Income	$679 million	$303 million	$634 million	$550 million
Diluted EPS	$2.13	$0.95	$1.99	$1.73

As announced on June 3, during the quarter FedEx Express permanently retired 10 aircraft and related engines. As a consequence, a noncash impairment charge of $100 million ($63 million, net of tax, or $0.20 per diluted share) was recorded in the fourth quarter.

Excluding business realignment program costs and aircraft impairment charges from this year and aircraft impairment charges from last year, “adjusted” operating results improved due to continued strong FedEx Ground performance and better FedEx Express performance.

Full Year Results

FedEx Corp. reported the following consolidated results for the full year:

	Fiscal 2013		Fiscal 2012
	Adjusted (non-GAAP)	As Reported (GAAP)	Adjusted (non-GAAP)	As Reported (GAAP)
Revenue	$44.3 billion	$44.3 billion	$42.7 billion	$42.7 billion
Operating Income	$3.21 billion	$2.55 billion	$3.28 billion	$3.19 billion
Operating Margin	7.3%	5.8%	7.7%	7.5%
Net Income	$1.98 billion	$1.56 billion	$2.09 billion	$2.03 billion
Diluted EPS	$6.23	$4.91	$6.59	$6.41

Capital spending for fiscal 2013 was $3.4 billion, down from $4.0 billion in fiscal 2012.

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Business Realignment Program Update

In October, the company announced profit improvement programs, which include a voluntary employee separation program. The program was completed during the fourth quarter, and approximately 3,600 employees will be voluntarily leaving the company in phases to ensure a smooth transition. Approximately 40% of the employees vacated their positions on May 31, 2013 in the first phase. Approximately 25% of the employees will vacate their positions in the final phase at the end of fiscal 2014.

The company incurred costs of $496 million ($313 million, net of tax, or $0.98 per diluted share) during the fourth quarter and $560 million ($353 million, net of tax, or $1.11 per diluted share) during fiscal 2013, associated with the business realignment activities. The cost of the voluntary employee separation program is included in the “Business realignment, impairment and other charges” line of the company’s statements of income. Business realignment program costs at FedEx Services have been allocated to the operating segments through the “Intercompany charges” line of each segment’s statement of income.

Outlook

FedEx is revising its earnings guidance practices to focus on full fiscal year projections with quarterly updates. For fiscal 2014, the company projects earnings per share growth of 7% to 13% from fiscal 2013 adjusted results. This assumes the current market outlook for fuel prices, U.S. GDP growth of 2.3% and world GDP growth of 2.7%. Capital spending for fiscal 2014 is expected to be approximately $4 billion.

“We remain focused on improving margins and returns in all of our businesses. The pace of that improvement is expected to be moderate in fiscal 2014 and then accelerate in fiscal 2015,” said Alan B. Graf, Jr., FedEx Corp. executive vice president and chief financial officer. “Our profit improvement program is progressing, but we continue to see the effects of customers selecting lower-rate international services. FedEx Express will further decrease capacity between Asia and the United States in July.”

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FedEx Express Segment

For the fourth quarter, the FedEx Express segment reported:

•	Revenue of $6.98 billion, up 3% from last year’s $6.80 billion

•	Adjusted operating income of $460 million, up 11% from $415 million a year ago. Including charges, operating income of $0, down from $281 million last year.

•	Adjusted operating margin of 6.6%, up from 6.1% the previous year. Including charges, operating margin of 0.0%, down from 4.1% last year.

Adjusted operating income and margin improved despite the demand shift toward lower yielding international services, as the net impact of the fuel surcharge timing lag, capacity reductions and other cost reduction activities benefited the quarter’s results. Direct and intercompany costs associated with the business realignment programs and the aircraft impairment charge impacted operating income and margin by $460 million and 6.6 percentage points, respectively. Last year’s results included a $134 million aircraft impairment charge.

Revenue increased due to this year’s business acquisitions and growth at FedEx Trade Networks. U.S. domestic average daily package volume increased 2% and U.S. domestic revenue per package increased 1%, as higher rate per pound and weight per package were offset by lower fuel surcharges. FedEx International Economy volume grew 11%, while FedEx International Priority volume decreased 2% during the quarter. International export revenue per package fell 2% due primarily to lower rates.

FedEx Express is pleased to have been selected as the sole awardee of the recent U.S. Postal Service air cargo solicitation, representing the majority of the USPS’s air line-haul traffic. This new seven year agreement, valued at approximately $10.5 billion, begins on October 1, 2013. The agreement provides reduced rates for the USPS versus the prior FedEx Express agreement and offers the opportunity for incremental revenue.

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FedEx Ground Segment

For the fourth quarter, the FedEx Ground segment reported:

•	Revenue of $2.78 billion, up 12% from last year’s $2.48 billion

•	Adjusted operating income of $557 million, up 13% from $494 million a year ago. Including charges, operating income of $464 million, down 6% from last year.

•	Adjusted operating margin of 20.1%, up from 20.0% the previous year. Including charges, operating margin of 16.7%.

Adjusted operating income increased due to higher volume and revenue per package. Intercompany costs associated with the business realignment programs impacted operating income and margin by $93 million and 3.4 percentage points, respectively.

FedEx Ground average daily volume grew 10% in the fourth quarter driven by market share gains and growth in e-commerce. Revenue per package increased 2%. FedEx SmartPost average daily volume increased 25% primarily due to growth in e-commerce. FedEx SmartPost net revenue per package was down 7% due to higher postage rates.

FedEx Freight Segment

For the fourth quarter, the FedEx Freight segment reported:

•	Revenue of $1.39 billion, down 1% from last year’s $1.40 billion

•	Adjusted operating income of $81 million, unchanged from a year ago. Including charges, operating income of $38 million, down 53% from last year.

•	Adjusted operating margin of 5.8%, unchanged from the previous year. Including charges, operating margin of 2.7%.

Adjusted operating results benefited from higher weight per shipment, increased yield and favorable operational efficiencies, partially offset by lower shipment volumes. Direct and intercompany costs associated with the business realignment programs impacted operating income and margin by $43 million and 3.1 percentage points, respectively.

Average daily less-than-truckload (LTL) shipments decreased 3% due in part to challenges encountered by some customers while migrating FedEx Freight

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functionality to the FedEx enterprise automation platform. LTL weight per shipment increased 2% driven by FedEx Freight Priority, and LTL yield increased 1% due to improvement in FedEx Freight Economy. LTL yield was negatively impacted by lower fuel surcharges.

Effective July 1, 2013, FedEx Freight will increase U.S. and certain other shipping rates by an average of 4.5%.

Corporate Overview

FedEx Corp. (NYSE: FDX) provides customers and businesses worldwide with a broad portfolio of transportation, e-commerce and business services. With annual revenues of $44 billion, the company offers integrated business applications through operating companies competing collectively and managed collaboratively, under the respected FedEx brand. Consistently ranked among the world’s most admired and trusted employers, FedEx inspires its more than 300,000 team members to remain “absolutely, positively” focused on safety, the highest ethical and professional standards and the needs of their customers and communities. For more information, visit news.fedex.com.

Additional information and operating data are contained in the company’s annual report, Form 10-K, Form 10-Qs and fourth quarter fiscal 2013 Statistical Book. These materials, as well as a webcast of the earnings release conference call to be held at 8:30 a.m. EDT on June 19 are available on the company’s website at investors.fedex.com. A replay of the conference call webcast will be posted on our Web site following the call.

Certain statements in this press release may be considered forward-looking statements, such as statements relating to management’s views with respect to future events and financial performance. Such forward-looking statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from historical experience or from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, economic conditions in the global markets in which we operate, legal challenges or changes related to FedEx Ground’s owner-operators, new U.S. domestic or international government regulation, the impact from any terrorist activities or international conflicts, our ability to effectively operate, integrate and leverage acquired businesses, changes in fuel prices and currency exchange rates, our ability to match

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capacity to shifting volume levels and other factors which can be found in FedEx Corp.‘s and its subsidiaries’ press releases and filings with the SEC.

Media Contact: Jess Bunn 901-818-7463

Investor Contact: Mickey Foster 901-818-7468

Home Page: fedex.com

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RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

TO GAAP FINANCIAL MEASURES

The company believes that meaningful analysis of our financial performance requires an understanding of the factors underlying that performance and our judgments about the likelihood that particular factors will repeat. Excluding charges associated with the business realignment program and a noncash aircraft impairment charge at FedEx Express from current results and the reversal of a reserve associated with a legal matter and a noncash aircraft impairment charge at FedEx Express from our prior period results will allow for more accurate comparisons of our operating performance. Where applicable, the impacts of these events are shown net of incentive compensation impacts. As required by SEC rules, the tables below present a reconciliation of our presented non-GAAP measures to the most directly comparable GAAP measures.

Fourth Quarter Fiscal 2013

	FedEx Corporation
Dollars in millions, except EPS	Operating		Net	Diluted Earnings Per
	Income	Margin	Income	Share
Non-GAAP Measure	$1,098	9.6%	$679	$2.13
Business Realignment Program	(496)	(4.3%)	(313)	(0.98)
Aircraft Impairment	(100)	(0.9%)	(63)	(0.20)

GAAP Measure	$502	4.4%	$303	$0.95

Dollars in millions, except EPS	FedEx Express Operating		FedEx Ground Operating		FedEx Freight Operating
	Income	Margin	Income	Margin	Income	Margin
Non-GAAP Measure	$460	6.6%	$557	20.1%	$81	5.8%
Business Realignment Program	(360)	(5.2%)	(93)	(3.4%)	(43)	(3.1%)
Aircraft Impairment	(100)	(1.4%)	—	—	—	—

GAAP Measure	$0	0.0%	$464	16.7%	$38	2.7%

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Fourth Quarter Fiscal 2012

	FedEx Corporation				FedEx Express Segment
Dollars in millions, except EPS	Operating		Net	Diluted Earning Per	Operating
	Income	Margin	Income	Share	Income	Margin
Non-GAAP Measure	$990	9.0%	$634	$1.99	$415	6.1%
Aircraft Impairment	(134)	(1.2%)	(84)	(0.26)	(134)	(2.0%)

GAAP Measure	$856	7.8%	$550	$1.73	$281	4.1%

Full Year Fiscal 2013

	FedEx Corporation
Dollars in millions, except EPS	Operating		Net	Diluted Earnings Per
	Income	Margin	Income	Share[1]
Non-GAAP Measure	$3,211	7.3%	$1,977	$6.23
Business Realignment Program	(560)	(1.3%)	(353)	(1.11)
Aircraft Impairment	(100)	(0.2%)	(63)	(0.20)

GAAP Measure	$2,551	5.8%	$1,561	$4.91

1– Does not sum to total due to rounding.

Full Year Fiscal 2012

	FedEx Corporation
Dollars in millions, except EPS	Operating		Net	Diluted Earnings Per
	Income	Margin	Income	Share
Non-GAAP Measure	$3,277	7.7%	$2,089	$6.59
Aircraft Impairment	(134)	(0.3%)	(84)	(0.26)
ATA Legal Reserve, Net	43	0.1%	27	0.08

GAAP Measure	$3,186	7.5%	$2,032	$6.41

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FEDEX CORP. FINANCIAL HIGHLIGHTS

Fourth Quarter Fiscal 2013

(In millions, except earnings per share)

(Unaudited)

	Three Months Ended May 31			Twelve Months Ended May 31
	2013	2012	%	2013	2012	%
Revenue:
FedEx Express segment	$6,977	$6,797	3%	$27,171	$26,515	2%
FedEx Ground segment	2,776	2,476	12%	10,578	9,573	10%
FedEx Freight segment	1,388	1,395	(1%)	5,401	5,282	2%
FedEx Services segment	406	432	(6%)	1,580	1,671	(5%)
Other & eliminations	(112)	(92)	(22%)	(443)	(361)	(23%)

Total Revenue	11,435	11,008	4%	44,287	42,680	4%

Operating Expenses:
Salaries and employee benefits	4,192	4,092	2%	16,570	16,099	3%
Purchased transportation	1,861	1,622	15%	7,272	6,335	15%
Rentals and landing fees	633	616	3%	2,521	2,487	1%
Depreciation and amortization	622	543	15%	2,386	2,113	13%
Fuel	1,158	1,279	(9%)	4,746	4,956	(4%)
Maintenance and repairs	432	462	(6%)	1,909	1,980	(4%)
Business realignment, impairment and other charges	596	134	NM	660	134	NM
Other	1,439	1,404	2%	5,672	5,390	5%

Total Operating Expenses	10,933	10,152	8%	41,736	39,494	6%

Operating Income:
FedEx Express segment	—	281	(100%)	555	1,260	(56%)
FedEx Ground segment	464	494	(6%)	1,788	1,764	1%
FedEx Freight segment	38	81	(53%)	208	162	28%

Total Operating Income	502	856	(41%)	2,551	3,186	(20%)

Other Income (Expense):
Interest, net	(24)	(9)	NM	(61)	(39)	56%
Other, net	(6)	1	NM	(35)	(6)	NM

Total Other Income (Expense)	(30)	(8)	NM	(96)	(45)	NM

Pretax Income	472	848	(44%)	2,455	3,141	(22%)

Provision for Income Taxes	169	298	(43%)	894	1,109	(19%)

Net Income	$303	$550	(45%)	$1,561	$2,032	(23%)

Diluted Earnings Per Share	$0.95	$1.73	(45%)	$4.91	$6.41	(23%)

Weighted Average Diluted Common and Common Equivalent Shares	319	317	1%	317	317	—

Capital Expenditures	$945	$1,062	(11%)	$3,375	$4,007	(16%)

FEDEX CORP. CONDENSED CONSOLIDATED BALANCE SHEETS

Fourth Quarter Fiscal 2013

(In millions)

(Current period is unaudited)

	May 31, 2013	May 31, 2012
ASSETS

Current Assets
Cash and cash equivalents	$4,917	$2,843
Receivables, less allowances	5,044	4,704
Spare parts, supplies and fuel, less allowances	457	440
Deferred income taxes	533	533
Prepaid expenses and other	323	536

Total current assets	11,274	9,056

Property and Equipment, at Cost	38,109	36,164
Less accumulated depreciation and amortization	19,625	18,916

Net property and equipment	18,484	17,248

Other Long-Term Assets
Goodwill	2,755	2,387
Other assets	1,054	1,212

Total other long-term assets	3,809	3,599

	$33,567	$29,903

LIABILITIES AND STOCKHOLDERS’ INVESTMENT

Current Liabilities
Current portion of long-term debt	$251	$417
Accrued salaries and employee benefits	1,688	1,635
Accounts payable	1,879	1,613
Accrued expenses	1,932	1,709

Total current liabilities	5,750	5,374

Long-Term Debt, Less Current Portion	2,739	1,250

Other Long-Term Liabilities
Deferred income taxes	1,652	836
Pension, postretirement healthcare and other benefit obligations	3,916	5,582
Self-insurance accruals	987	963
Deferred lease obligations	778	784
Deferred gains, principally related to aircraft transactions	227	251
Other liabilities	120	136

Total other long-term liabilities	7,680	8,552

Commitments and Contingencies

Common Stockholders’ Investment
Common stock, $0.10 par value, 800 million shares authorized	32	32
Additional paid-in capital	2,668	2,595
Retained earnings	18,519	17,134
Accumulated other comprehensive loss	(3,820)	(4,953)
Treasury stock, at cost	(1)	(81)

Total common stockholders’ investment	17,398	14,727

	$33,567	$29,903

FEDEX CORP. CONDENSED CONSOLIDATED

STATEMENTS OF CASH FLOWS

Fourth Quarter Fiscal 2013

(In millions)

(Current period is unaudited)

	Year Ended May 31
	2013	2012
Operating Activities:
Net income	$1,561	$2,032
Noncash charges:
Depreciation and amortization	2,386	2,113
Other, net	1,276	1,525
Changes in operating assets and liabilities, net	(535)	(835)

Cash provided by operating activities	4,688	4,835

Investing Activities:
Capital expenditures	(3,375)	(4,007)
Business acquisitions, net of cash acquired	(483)	(116)
Proceeds from asset dispositions and other	55	74

Cash used in investing activities	(3,803)	(4,049)

Financing Activities:
Principal payments on debt	(417)	(29)
Proceeds from debt issuances	1,739	—
Dividends paid	(177)	(164)
Purchase of treasury stock	(246)	(197)
Other, net	285	146

Cash provided by (used in) financing activities	1,184	(244)

Effect of exchange rate changes on cash	5	(27)

Net increase in cash and cash equivalents	2,074	515

Cash and cash equivalents at beginning of period	2,843	2,328

Cash and cash equivalents at end of period	$4,917	$2,843

FEDEX EXPRESS SEGMENT FINANCIAL HIGHLIGHTS

Fourth Quarter Fiscal 2013

(Dollars in millions)

(Unaudited)

	Three Months Ended				Twelve Months Ended
	May 31				May 31
	2013	2012	%		2013	2012	%
Revenues:

Package Revenue:
U.S. Overnight Box	$1,691	$1,664	2%		$6,513	$6,546	(1%)
U.S. Overnight Envelope	453	449	1%		1,705	1,747	(2%)

Total U.S. Overnight	2,144	2,113	1%		8,218	8,293	(1%)
U.S. Deferred	774	747	4%		3,020	3,001	1%

Total U.S. Package Revenue	2,918	2,860	2%		11,238	11,294	—

International Priority	1,680	1,756	(4%)		6,586	6,849	(4%)
International Economy	554	504	10%		2,046	1,859	10%

Total International Export Package	2,234	2,260	(1%)		8,632	8,708	(1%)
International Domestic[1]	363	219	66%		1,398	853	64%

Total Package Revenue	5,515	5,339	3%		21,268	20,855	2%
Freight Revenue:
U.S.	639	632	1%		2,562	2,498	3%
International Priority	409	465	(12%)		1,678	1,827	(8%)
International Airfreight	61	79	(23%)		276	307	(10%)

Total Freight Revenue	1,109	1,176	(6%)		4,516	4,632	(3%)
Other Revenue[2]	353	282	25%		1,387	1,028	35%

Total Express Revenue	$6,977	$6,797	3%		$27,171	$26,515	2%

Operating Expenses:
Salaries and employee benefits	2,545	2,457	4%		10,045	9,657	4%
Purchased transportation	603	482	25%		2,331	1,828	28%
Rentals and landing fees	422	411	3%		1,684	1,680	—
Depreciation and amortization	357	300	19%		1,350	1,169	15%
Fuel	1,004	1,110	(10%)		4,130	4,304	(4%)
Maintenance and repairs	261	295	(12%)		1,244	1,332	(7%)
Business realignment, impairment and other charges[3]	229	134	71%		243	134	81%
Intercompany charges[4]	759	550	38%		2,379	2,193	8%
Other[5]	797	777	3%		3,210	2,958	9%

Total Operating Expenses	6,977	6,516	7%		26,616	25,255	5%

Operating Income	—	$281	(100%)		$555	$1,260	(56%)

Operating Margin	0.0%	4.1%	(4.1	pts)	2.0%	4.8%	(2.8	pts)

1 -	International Domestic includes international intra-country express operations, including recent acquisitions in Mexico (July 2011), Poland (June 2012), France (July 2012) and Brazil (July 2012).
2 -	Includes FedEx Trade Networks and FedEx SupplyChain Systems.
3 -	2013 includes $129 million for the fourth quarter and $143 million for the full year of predominantly severance costs associated with the company’s voluntary buyout program and $100 million for both the fourth quarter and full year resulting from the decision to retire 10 aircraft and related engines. 2012 (fourth quarter and full year) represents charges resulting from the decision to retire 24 aircraft and related engines.
4 -	Includes allocations of $231 million in the fourth quarter of 2013 and $262 million for the full year for business realignment costs.
5 -	2012 includes the reversal of a $66 million legal reserve.

FEDEX EXPRESS SEGMENT OPERATING HIGHLIGHTS

Fourth Quarter Fiscal 2013

(Unaudited)

	Three Months Ended May 31			Twelve Months Ended May 31
	2013	2012	%	2013	2012	%
PACKAGE STATISTICS[1]
Average Daily Package Volume (000s):
U.S. Overnight Box	1,131	1,113	2%	1,134	1,146	(1%)
U.S. Overnight Envelope	586	584	—	574	586	(2%)

Total U.S. Overnight Package	1,717	1,697	1%	1,708	1,732	(1%)
U.S. Deferred	811	793	2%	835	845	(1%)

Total U.S. Domestic Package	2,528	2,490	2%	2,543	2,577	(1%)

International Priority	415	425	(2%)	421	421	—
International Economy	164	148	11%	155	138	12%

Total International Export Package	579	573	1%	576	559	3%
International Domestic[2]	796	498	60%	785	495	59%

Total Average Daily Packages	3,903	3,561	10%	3,904	3,631	8%

Yield (Revenue Per Package):
U.S. Overnight Box	$22.99	$23.01	—	$22.52	$22.31	1%
U.S. Overnight Envelope	11.91	11.81	1%	11.66	11.65	—

U.S. Overnight Composite	19.21	19.15	—	18.87	18.70	1%
U.S. Deferred	14.67	14.49	1%	14.18	13.87	2%

U.S. Domestic Composite	17.76	17.67	1%	17.33	17.12	1%

International Priority	62.32	63.54	(2%)	61.28	63.47	(3%)
International Economy	51.90	52.54	(1%)	51.77	52.77	(2%)

Total International Export Composite	59.37	60.71	(2%)	58.72	60.83	(3%)
International Domestic[2]	7.02	6.78	4%	6.99	6.74	4%

Composite Package Yield	$21.74	$23.07	(6%)	$21.36	$22.44	(5%)

FREIGHT STATISTICS[1]
Average Daily Freight Pounds (000s):
U.S.	7,363	7,270	1%	7,612	7,487	2%
International Priority	2,899	3,373	(14%)	3,048	3,303	(8%)
International Airfreight	961	1,138	(16%)	1,066	1,171	(9%)

Total Avg Daily Freight Pounds	11,223	11,781	(5%)	11,726	11,961	(2%)

Revenue Per Freight Pound:
U.S.	$1.33	$1.34	(1%)	$1.32	$1.30	2%
International Priority	2.18	2.12	3%	2.16	2.16	—
International Airfreight	0.97	1.07	(9%)	1.01	1.02	(1%)

Composite Freight Yield	$1.52	$1.54	(1%)	$1.51	$1.51	—

Operating Weekdays	65	65	—	255	256	—

1 -	Package and freight statistics include only the operations of FedEx Express.
2 -	International Domestic includes international intra-country express operations, including recent acquisitions in Mexico (July 2011), Poland (June 2012), France (July 2012) and Brazil (July 2012).

FEDEX GROUND SEGMENT FINANCIAL AND OPERATING HIGHLIGHTS

Fourth Quarter Fiscal 2013

(Dollars in millions)

(Unaudited)

	Three Months Ended May 31				Twelve Months Ended May 31
	2013	2012	%		2013	2012	%
FINANCIAL HIGHLIGHTS

Revenues:
FedEx Ground	$2,540	$2,273	12%		$9,652	$8,791	10%
FedEx SmartPost	236	203	16%		926	782	18%

Total Revenues	2,776	2,476	12%		10,578	9,573	10%

Operating Expenses:
Salaries and employee benefits	408	369	11%		1,586	1,451	9%
Purchased transportation	1,067	948	13%		4,191	3,762	11%
Rentals	86	72	19%		331	284	17%
Depreciation and amortization	110	100	10%		434	389	12%
Fuel	4	3	33%		17	14	21%
Maintenance and repairs	50	46	9%		190	176	8%
Intercompany charges[1]	354	246	44%		1,148	978	17%
Other	233	198	18%		893	755	18%

Total Operating Expenses	2,312	1,982	17%		8,790	7,809	13%

Operating Income	$464	$494	(6%)		$1,788	$1,764	1%

Operating Margin	16.7%	20.0%	(3.3	pts)	16.9%	18.4%	(1.5	pts)

OPERATING STATISTICS

Operating Weekdays	65	65	—		255	256	—

Average Daily Package Volume (000s)
FedEx Ground	4,246	3,861	10%		4,222	3,907	8%
FedEx SmartPost	2,078	1,664	25%		2,058	1,692	22%

Yield (Revenue Per Package)
FedEx Ground	$9.19	$9.03	2%		$8.94	$8.77	2%
FedEx SmartPost	$1.74	$1.88	(7%)		$1.77	$1.81	(2%)

1 -	Includes allocations of $93 million in the fourth quarter of 2013 and $105 million for the full year for business realignment costs.

FEDEX FREIGHT SEGMENT FINANCIAL AND OPERATING HIGHLIGHTS

Fourth Quarter Fiscal 2013

(Dollars in millions)

(Unaudited)

	Three Months Ended May 31				Twelve Months Ended May 31
	2013	2012	%		2013	2012	%
FINANCIAL HIGHLIGHTS

Revenue	$1,388	$1,395	(1%)		$5,401	$5,282	2%

Operating Expenses:
Salaries and employee benefits	592	595	(1%)		2,342	2,316	1%
Purchased transportation	218	222	(2%)		865	851	2%
Rentals	30	28	7%		118	114	4%
Depreciation and amortization	57	50	14%		217	185	17%
Fuel	151	166	(9%)		598	636	(6%)
Maintenance and repairs	49	49	—		191	192	(1%)
Business realignment, impairment and other charges[1]	2	—	NM		3	—	NM
Intercompany charges[2]	154	109	41%		484	433	12%
Other	97	95	2%		375	393	(5%)

Total Operating Expenses	1,350	1,314	3%		5,193	5,120	1%

Operating Income	$38	$81	(53%)		$208	$162	28%

Operating Margin	2.7%	5.8%	(3.1	pts)	3.9%	3.1%	0.8	pts

OPERATING STATISTICS

LTL Operating Weekdays	65	65	—		253	255	(1%)

Average Daily LTL Shipments (000s)
Priority	58.8	61.6	(5%)		59.3	60.4	(2%)
Economy	26.8	26.2	2%		26.4	24.5	8%

Total Average Daily LTL Shipments	85.6	87.8	(3%)		85.7	84.9	1%

Weight Per LTL Shipment (lbs)
Priority	1,272	1,225	4%		1,237	1,202	3%
Economy	981	1,018	(4%)		990	1,045	(5%)

Composite Weight Per LTL Shipment	1,181	1,163	2%		1,161	1,156	—

LTL Yield (Revenue/CWT)
Priority	$17.50	$17.67	(1%)		$17.80	$18.02	(1%)
Economy	25.87	24.67	5%		25.90	23.96	8%

Composite LTL Yield	$19.68	$19.50	1%		$19.94	$19.57	2%

1 -	2013 includes severance costs associated with the company’s voluntary buyout program.
2 -	Includes allocations of $41 million in the fourth quarter of 2013 and $47 million for the full year for business realignment costs.